===========================================================================

                       SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934
                          _________________
Filed by the Registrant     [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12
                          _________________

                        PROPERTY CAPITAL TRUST
           (Name of Registrant as Specified In Its Charter)
                        PROPERTY CAPITAL TRUST
                (Name of Person(s) Filing Proxy Statement)
                            _________________

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
    4) Proposed maximum aggregate value of transaction:
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       2) Form, Schedule or Registration No.:
       3) Filing Party:
       4) Date Filed:

----------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

==============================================================================

                   PROPERTY CAPITAL TRUST
                     101 Federal Street
                Boston, Massachusetts  02110



  November 14, 1996



To the Shareholders of
  Property Capital Trust:

       You are cordially invited to the Annual Meeting of Shareholders which will be held in the Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, December 17, 1996, at 10:00 A.M.

       At the meeting, you will be asked to elect six Trustees; to ratify the appointment of the Trust's independent auditors; and to transact such other business as may properly come before the meeting.

       The formal Notice of Annual Meeting of Shareholders and Proxy Statement appear on the following pages. We hope you will attend the meeting in person, but we urge you in any event to complete the enclosed proxy and promptly return it in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person.

                           Sincerely,



                           JOHN A. CERVIERI JR.
                           Managing Trustee

                   PROPERTY CAPITAL TRUST
                     101 Federal Street
                Boston, Massachusetts  02110

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Property Capital Trust:


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Property Capital Trust (the "Trust") will be held in the Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, December 17, 1996, at 10:00 A.M., for the following purposes:

1.  to elect six Trustees;

2. to ratify the appointment of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending July 31, 1997; and

3. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

       Only   shareholders   of  record  at  the  close  of  business  on
October 31, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                           BY ORDER OF THE TRUSTEES,


                           WALTER F. LEINHARDT,
                           Secretary

Boston, Massachusetts
November 14, 1996

YOUR VOTE IS IMPORTANT.  PLEASE RETURN YOUR PROXY PROMPTLY.

WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                   PROPERTY CAPITAL TRUST
                     101 Federal Street
                Boston, Massachusetts  02110

                       PROXY STATEMENT


           SOLICITATION AND REVOCATION OF PROXIES

       This Proxy Statement is furnished to the shareholders of Property Capital Trust (the "Trust") in connection with the solicitation of proxies by the Trustees of the Trust for use at the Annual Meeting of Shareholders to be held in the Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, on Tuesday, December 17, 1996, at 10:00 A.M., or any adjournments or postponements thereof. The meeting has been called for the purposes of:

  (i) electing six Trustees;

  (ii) ratifying the appointment of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending July 31, 1997; and

  (iii) considering and acting upon such other business as may properly come before the meeting.

       This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and proxy are being mailed on or about November 14, 1996, to shareholders of record on October 31, 1996.

       A proxy delivered pursuant to this solicitation may be revoked by a shareholder at any time prior to its exercise by written notice to the Secretary of the Trust, by submission of another proxy bearing a later date or by voting at the meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Trust. The mere presence at the meeting of the shareholder who has delivered a proxy will not revoke the proxy. If a proxy is not revoked, the shares represented thereby will be voted at the meeting in accordance with the instructions indicated in the proxy by the shareholder, or, if no instructions are indicated, will be voted FOR the slate of Trustees described herein, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors and, as to any other matter that may be brought before the meeting, in accordance with the judgment of the person or persons voting the same.

       Shares as to which a broker indicates it has no discretion to vote and which are not voted and abstentions will be considered not present at the Annual

Meeting for purposes of determining the presence of a quorum and as unvoted for approving the election of Trustees and for ratifying the appointment of Ernst & Young LLP as independent auditors. The votes of shareholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Trust. The inspector's duties include determining the number of shares represented at the Annual Meeting, counting all votes and ballots and determining the number of shares representing any outcome of the balloting.

       Management of the Trust is not aware of any matters not set forth herein that may come before the meeting. Any written notice revoking a proxy should be sent to the Trust prior to the Annual Meeting at:
Property Capital Trust, 101 Federal Street, Boston, Massachusetts  02110,
Attention:  Walter F. Leinhardt, Secretary.

       All expenses in connection with this solicitation will be borne by the Trust. It is expected that solicitation will be made primarily by mail, but employees of the Trust may also solicit proxies for no additional compensation. The Trust will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons for the purpose of obtaining authorization for the execution of proxies. The Trust will reimburse such persons and the Trust's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.


        VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

       Only holders of record of the Common Shares at the close of business on October 31, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. The total number of Common Shares outstanding as of the Record Date was 9,375,313. Each Common Share is entitled to one vote on each matter which may come before the meeting. The presence at the meeting in person or by proxy of one-third of the Common Shares outstanding and entitled to vote will constitute a quorum for the transaction of business.

       The following table sets forth, as of the Record Date, certain information regarding each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known (based solely upon filings with the Securities and Exchange Commission (the "Commission") prior to such date pursuant to Sections 13(d) or 13(g) of the Exchange Act) to own beneficially (as such term is defined in Rule 13d-3 under the Exchange
Act) more than 5% of the outstanding Common Shares. In accordance with the rules promulgated by the Commission, such ownership includes shares currently owned as well as shares of which the named person has the right to acquire beneficial ownership within 60 days, including, but not limited to, shares which the named person has the right to acquire through  the  exercise of any option, warrant or
right,  or  through  the conversion of a  security.   Accordingly,  more
than one person may be deemed to be a beneficial owner of the same securities.



                                                                 Percent of
NAME AND ADDRESS               NUMBER OF SHARES OWNED        OUTSTANDING SHARES

Warren E. Buffett              725,900                              7.8%
1440 Kiewit Plaza
Omaha, Nebraska  68131



       The following table sets forth, as of the Record Date, information known to the Trust with respect to the beneficial ownership of Common Shares by (i) each Trustee of the Trust, (ii) each executive officer of the Trust named in the Summary Compensation Table under "Executive Compensation" (other than John Monkouski, whose employment with the Trust terminated during fiscal 1996) and (iii) all Trustees and executive officers of the Trust as a group:

                                         Amount and Nature
                                           of Beneficial            Percent of
NAME AND ADDRESS                             OWNERSHIP{1/}             CLASS

William A. Bonn                                        18,374{2/}         {3/}
Walter M. Cabot                                        28,877{4/}         {3/}
John A. Cervieri Jr.                                190,867{5/6/}         2.0%
Robin W. Devereux                                      11,600{7/}         {3/}
Graham O. Harrison                                     55,233{8/}         {3/}
Walter F. Leinhardt                                    17,103{9/}         {3/}
Robert M. Melzer                                      74,000{10/}         {3/}
Glenn P. Strehle                                      17,858{11/}         {3/}
Michael I. Sucoff                                     10,000{12/}         {3/}
All Trustees and                                     423,912{13/}         4.5%
  executive officers
  as a group
  (9 persons)

_______________

{1/}Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

{2/}Includes 3,874  Common  Shares  held on Mr. Bonn's behalf through the
  PCT 401(k) Plan and Trust, the defined contribution plan sponsored by the Trust, of which Mr. Bonn is a Trustee, and 7,500 Common Shares issuable upon exercise of vested employee stock options granted under the Property Capital Trust 1992 Employee Stock Option Plan (the "1992 Employee Stock Option Plan"). Does not include 17,500 Common Shares issuable upon exercise of employee stock options granted under the 1992 Employee Stock Option Plan which have not yet vested.

{3/}Less than 1%.

{4/}Includes  19,090  Common  Shares  issuable under the Property Capital
  Trust Amended and Restated Deferred Stock Plan for Non-Employee Trustees (the "Trustee Deferred Stock Plan") and 4,000 Common Shares issuable upon exercise of options granted under the Property Capital Trust 1994 Stock Option Plan for Non-Employee Trustees (the "Trustee Stock Option Plan"). Does not include 4,000 Common Shares issuable upon exercise of options which were granted under the Trustee Stock Option Plan which have not yet vested.

{5/}Includes 105,400 Common Shares owned by Mr. Cervieri's wife or held by her as custodian and/or trustee, or by Mr. Cervieri's children. Mr. Cervieri disclaims any beneficial interest in such shares.

{6/}Includes 20,300 Common Shares held through The Boxer Trust, the profit-sharing trust for the Trust's former investment advisor, of which Mr. Cervieri is a Trustee, 59,167 Common Shares issuable under the Trustee Deferred Stock Plan and 4,000 Common Shares issuable upon exercise of options granted under the Trustee Stock Option Plan. Does not include 4,000 Common Shares issuable upon exercise of options which were granted under the Trustee Stock Option Plan which have not yet vested.

{7/}Includes 1,000 Common Shares held  through  an  Individual Retirement
  Account owned and controlled by Ms. Devereux and 6,000 Common Shares issuable upon exercise of vested employee stock options granted under the 1992 Employee Stock Option Plan. Does not include 14,000 Common Shares issuable upon exercise of employee stock options which were granted under the 1992 Employee Stock Option Plan which have not yet vested.

{8/}Includes  43,428 Common Shares issuable under  the  Trustee  Deferred
  Stock Plan and 4,000 Common Shares issuable upon exercise of options granted under the Trustee Stock Option Plan. Does not include 4,000 Common Shares issuable upon exercise of options which were granted under the Trustee Stock Option Plan which have not yet vested.

{9/}Includes  400 Common Shares  owned  by  Mr.  Leinhardt's  wife.   Mr.
  Leinhardt disclaims any beneficial interest in such shares. Also includes 12,663 Common Shares issuable under the Trustee Deferred Stock Plan and 4,000 Common Shares issuable upon exercise of options granted under the Trustee Stock Option Plan. Does not include 4,000 Common Shares issuable upon exercise of options which were granted under the Trustee Stock Option Plan which have not yet vested.

{10/}Includes 16,000 Common Shares held for the benefit of Mr. Melzer through The Boxer Trust, the profit-sharing trust for the Trust's former investment advisor, of which Mr. Melzer is a Trustee, and 17,000 Common Shares issuable upon exercise of vested employee stock options granted under the 1992 Employee Stock Option Plan. Does not include 43,000 Common Shares issuable upon exercise of employee stock options which were granted under the 1992 Employee Stock Option Plan which have not yet vested.

{11/}Includes 12,858 Common Shares issuable  under  the  Trustee Deferred
  Stock Plan and 4,000 Common Shares issuable upon exercise of options granted under the Trustee Stock Option Plan. Does not include 4,000 Common Shares issuable upon exercise of options which were granted under the Trustee Stock Option Plan and which have not yet vested. The Massachusetts Institute of Technology ("M.I.T.") owns 350,000 Common Shares with respect to which Mr. Strehle has voting and investment power by virtue of his position as Vice President for Finance and Treasurer of M.I.T., subject to the policies and procedures of the Investment Committee of M.I.T. of which Committee Mr. Strehle is an ex-officio member. In addition, the M.I.T. Retirement Plan owns 240,047 Common Shares with respect to which Mr. Strehle has voting and investment power by virtue of his position as Chairman of the Board of Trustees of the M.I.T. Retirement Plan. Mr. Strehle disclaims beneficial ownership of the Common Shares owned by M.I.T. and the M.I.T. Retirement Plan.

{12/ }Does not include 12,500 Common Shares issuable upon exercise of employee stock options granted under the 1992 Employee Stock Option Plan which have not yet vested.

{13/ }Includes shares owned by members of the immediate families of certain Trustees and officers, as to which shares the relevant Trustee or officer disclaims beneficial ownership.

                             I.

                    ELECTION OF TRUSTEES

          The persons named in the accompanying proxy will vote the proxies received by them, unless they are instructed therein to refrain from voting, for the election of the six nominees named below as Trustees, each to serve until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified or until the Trustee's earlier resignation or removal. All of the nominees are currently Trustees of the Trust and were previously elected by the shareholders of the Trust. If any nominee does not remain a candidate at the time of the meeting, a situation which management does not now anticipate, proxies will be voted for a substitute nominee, if any, designated by the remaining Trustees.

          The affirmative vote of a plurality of the votes cast by holders of Common Shares at the meeting is required for the election of Trustees.

          The following table sets forth, as of the Record Date, certain information concerning the six nominees:

                                     Principal Occupation
Nominee and Positions                for Past 5 Years,                            Trustee
HELD WITH TRUST                      AFFILIATIONS AND AGE                          SINCE
Walter M. Cabot                      Senior Advisor of Standish, Ayer &            1982
Trustee(1)(3)                        Wood, Inc., Boston, MA, investment
                                     counselors, since 1991; Director of
                                     General Reinsurance Company,
                                     Greenwich, CT, and Rockefeller
                                     Financial Services, New York, NY;
                                     Trustee and Treasurer, Wellesley
                                     College, Wellesley, MA; Member, Board
                                     of Governors, New England Medical
                                     Center, Boston, MA (Age 63).

Page 7

John A. Cervieri Jr.                 Managing Trustee of the Trust since           1969
Managing Trustee(1)                  1992; prior to 1992, Managing Trustee
                                     and Chief Executive Officer of the
                                     Trust; Chairman and President of
                                     Property Capital Associates, Inc.,
                                     formerly known as Property Capital
                                     Advisors, Inc. (the "Advisor") (the
                                     former investment advisor to the
                                     Trust) and its affiliates,
                                     Narragansett, RI; Chairman, PCA
                                     Institutional Advisors, a former
                                     affiliate of the Advisor and its
                                     affiliates, Boston, MA; Director of
                                     BankBoston, Boston, MA; Chairman and
                                     Chief Executive Officer of Americana
                                     Hotels and Realty Corporation,
                                     Boston, MA; Trustee of New England
                                     Medical Center, Boston, MA (Age 65).

Graham O. Harrison                   Director, Beacon Properties                   1980
Trustee(2)                           Corporation, Boston, MA, since May,
                                     1994; Manager and Investment
                                     Committee Chairman, Swarthmore
                                     College, PA; prior to May, 1994, Vice
                                     President and Chief Investment
                                     Officer of the Howard Hughes Medical
                                     Institute, Chevy Chase, MD.
                                     (Age 73).
Walter F. Leinhardt                  Partner of Paul, Weiss, Rifkind,              1969
Trustee and Secretary(2)             Wharton & Garrison, New York, NY, law
                                     firm(4) (Age 64).

Page 8

Robert M. Melzer                     President, Chief Executive Officer            1992
Trustee, President, Chief Executive  and Chief Financial Officer of the
Officer and Chief Financial          Trust since 1992; prior to 1992,
Officer(1)                           President and Treasurer of the Trust;
                                     Director of PCA Institutional
                                     Advisors, a former affiliate of the
                                     Advisor, and its affiliates, Boston,
                                     MA; Trustee, Beth Israel Deaconess
                                     Medical Center, Boston, MA (Age 55).

Glenn P. Strehle                     Vice President for Finance (since             1993
Trustee(2)(3)                        1994), Treasurer (since 1975) and
                                     Vice President for resource
                                     development (from 1986 to 1994) of
                                     the Massachusetts Institute of
                                     Technology, Cambridge, MA; member of
                                     MIT Executive and Investment
                                     Committees; Chairman of the Trustees
                                     of the MIT Retirement Plan; Director
                                     of Liberty Mutual Insurance Companies
                                     and Liberty Financial Companies,
                                     Boston, MA, SofTech, Inc., Waltham,
                                     MA, and BankBoston, Boston, MA
                                     (Age 60).

_______________

(1)  Member of the Executive Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Compensation Committee.

(4) Paul, Weiss, Rifkind, Wharton & Garrison performed legal services for the Trust during fiscal 1996 and is performing legal services for the Trust during the current fiscal year. See "Certain Relationships and Related Transactions."

          During fiscal 1996, there were eight meetings of the Board of Trustees. The Trust has standing Audit, Executive and Compensation Committees. The Audit Committee, which during fiscal 1996 was composed of Messrs. Harrison, Leinhardt and Strehle, none of whom is or was employed by the Trust ("Outside Trustees"), met three times during such year. The function of the Audit Committee is to supervise all relations between the Trust and its independent auditors, including participating in the planning for the annual audit and receiving and reviewing the results of that audit.

          The Executive Committee (which during fiscal 1996 was composed of Messrs. Cabot, Cervieri, Melzer and Edward H. Linde) is responsible, among other things, for addressing major issues which arise between scheduled Trustees' meetings. During fiscal 1996, the Executive Committee did not hold meetings, but its members discussed by telephone from time to time matters concerning the Trust's business.

          The Compensation Committee (which during fiscal 1996 was composed of three Outside Trustees, Messrs. Cabot, Linde and Strehle) met two times during fiscal 1996. The Compensation Committee is responsible for administering the 1992 Employee Stock Option Plan and for making decisions concerning the compensation of the Trust's executive officers which, in the case of Mr. Melzer, are subject to ratification by the full Board of Trustees.

          During fiscal 1997 the Audit and Compensation Committees will continue to be composed entirely of Outside Trustees. The Trust does not have a standing Nominating Committee. During fiscal 1996, each Trustee attended at least 75% of the meetings of the Board and of each committee on which such Trustee served.

COMPENSATION OF TRUSTEES

          Each Trustee receives a base fee of $833 per month and each member of the Executive Committee and each member of the Audit Committee receives a fee of $417 per month. In addition, each Trustee receives $1,000 for each meeting attended. Trustees' fees totaled $135,000 in fiscal 1996. The Trust also reimburses the Trustees for their expenses incurred in attending meetings of the Trustees. For fiscal 1996, reimbursed expenses totaled $2,216. Mr. Melzer receives no compensation for serving as a Trustee.

AMENDED AND RESTATED DEFERRED STOCK
PLAN FOR NON-EMPLOYEE TRUSTEES

          Under the Trustee Deferred Stock Plan, each Trustee may elect, on an annual basis, to have fees that would otherwise be payable in cash to the Trustee credited to an account for the Trustee's benefit. Until
January 1, 1997, (i) to the extent such fees are deferred by a Trustee, share units of the Trust's Common Shares are allocated to such Trustee's account based upon the closing price for the Common Shares on the American Stock Exchange (the "AMEX") as of the date the fees would have been paid, and (ii) share units are allocated to reflect dividends that would have been paid on a number of Common Shares equal to the number of share units in a Trustee's account. Payments to a Trustee under the Trustee Deferred Stock Plan (which may only be made upon death, disability or ceasing to serve as a Trustee) are to be made in the form of Common Shares based on the number of share units allocated to such Trustee. For calendar 1996, all of the non-employee Trustees elected to participate in the Trustee Deferred Stock Plan with respect to all fees payable to them.

            During fiscal 1996, the Trustees exercised their right to require the Trust to fund a trust with Common Shares or other property that would be held in trust to satisfy the Trust's obligations under the Trustee Deferred Stock Plan. Effective January 1, 1997, the Trustees can direct that fees may be deemed invested in cash equivalents or alternative investments instead of Common Shares and that distributions on stock held in the trust be held in cash or invested in cash equivalents or alternative investments.

1994 STOCK OPTION PLAN
FOR NON-EMPLOYEE TRUSTEES

          Under the Trustee Stock Option Plan, each Trustee who is not an employee of the Trust or any of its affiliates is entitled to receive a grant of non-qualified stock options for the purchase of 4,000 Common Shares upon the election or reelection of such Trustee at an annual meeting of shareholders. The exercise price of options under the Trustee Stock Option Plan is equal to the fair market value of the underlying Common Shares on the date of grant. Options become exercisable on the day immediately preceding the next annual meeting of shareholders to occur following the date of grant, except in the event of death, disability or a change of control (as defined in the Trustee Stock Option
Plan) occurring prior to such annual meeting, in which case such options immediately vest and become exercisable.


                   EXECUTIVE COMPENSATION


SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

          The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Trust during the fiscal years ended July 31, 1996, 1995 and 1994 for services rendered in all capacities to the Trust and its subsidiaries.


                                     SUMMARY COMPENSATION TABLE(1)

                                                                                                            Long-term
                                                                ANNUAL COMPENSATION                        COMPENSATION
                                                                ----------------------                    ----------------
                               Fiscal                                                                   Common
                                Year                                                                    Shares
NAME AND PRINCIPAL POSITION     ENDED                                                                 Underlying
                                                                                  Other Annual          Options         All Other
                                                     Salary     Bonuses           Compensation          Granted       Compensation
                                                        $          $                    $                  #               $
                             --------               --------    ---------         ------------           --------     -------------
Robert M. Melzer              7/31/96                241,505           0            0                         0          9,701(5)
President, Chief Executive    7/31/95                232,207      30,000            0                 35,000(2)          8,588(6)
Officer and Chief Financial   7/31/94                216,000      25,000            0                 25,000(4)          8,682(7)
Officer

William A. Bonn               7/31/96                204,769      76,000            0                         0          9,684(5)
Senior Vice President,        7/31/95                177,788      30,000            0                 12,500(2)          8,598(6)
General                       7/31/94                175,000      15,000            0                 12,500(4)          8,422(7)
Counsel and Assistant
Secretary

Michael I. Sucoff             7/31/96                129,850      48,000            0                         0          8,234(5)
Vice President                7/31/95                111,952      20,000            0              10,000(2)(3)          7,011(6)
                              7/31/94                106,000      10,000            0                  7,500(4)          4,618(7)

Robin W. Devereux             7/31/96                119,827      43,000            0                         0          7,592(5)
Vice President                7/31/95                 92,058      25,000            0                 10,000(2)          6,344(6)
and Treasurer                 7/31/94                 88,000      10,000             0                10,000(4)          5,011(7)

John J. Monkouski             7/31/96              90,479(8)           0            0                         0          5,102(5)
Former Vice President         7/31/95                120,000      10,000            0                  5,000(2)          4,493(6)
                              7/31/94                118,000      10,000            0                  5,000(4)          2,823(7)

_______________

(1) The column designated by the Securities and Exchange Commission ("SEC") for the reporting of payouts of certain long-term compensation has been eliminated as no such payouts were made during the period covered by the table.

(2) Effective as of November 30, 1994, the Compensation Committee awarded options to acquire Common Shares of the Trust to key employees of the Trust, including all five named executive officers, at the closing price of the Common Shares on the AMEX on such date ($6.125), subject to a dollar-for-dollar reduction (but not below $1.00) to reflect any distributions in excess of funds from operations. The options were awarded pursuant to the 1992 Employee Stock Option Plan.

(3) Effective as of February 22, 1995, the Compensation Committee awarded to Mr. Sucoff 5,000 options to acquire Common Shares of the Trust at the closing price of the Common Shares on the AMEX on such date ($6.375), subject to a dollar-for-dollar reduction (but not below $1.00) to reflect any distributions in excess of funds from operations. The options were awarded pursuant to the 1992 Employee Stock Option Plan.

(4) Effective as of January 6, 1994, the Compensation Committee awarded options to acquire Common Shares of the Trust to key employees of the Trust, including all five named executive officers, at the closing price of the Common Shares on the AMEX on such date ($6.375), subject to a dollar-for-dollar reduction (but not below $1.00) to reflect any distributions in excess of funds from operations. The options were awarded pursuant to the 1992 Employee Stock Option Plan.

(5) These amounts represent (i) amounts contributed by the Trust on a matching basis with contributions made by employees and on a profit-sharing basis under the PCT 401(k) Plan ($9,413 for Mr. Melzer, $9,396 for Mr. Bonn, $5,051 for Mr. Monkouski, $7,946 for Mr. Sucoff, and $7,304 for Ms. Devereux), and (ii) premiums paid by the Trust for term life insurance policies (in the aggregate face amount of $50,000 for each executive officer) ($288 for each of Messrs. Melzer, Bonn, Sucoff and Ms. Devereux and $51 for Mr. Monkouski).

(6) These amounts represent (i) amounts contributed by the Trust on a matching basis with contributions made by employees and on a profit-sharing basis under the PCT 401(k) Plan ($8,286 for Mr. Melzer, $8,296 for Mr. Bonn, $4,191 for Mr. Monkouski, $6,709 for Mr. Sucoff, and $6,042 for Ms. Devereux), and (ii) premiums paid by the Trust for term life insurance policies (in the aggregate face amount of $50,000 for each executive officer) ($232 for each of Messrs. Melzer, Bonn, Monkouski, Sucoff and Ms. Devereux).

(7) These amounts represent (i) amounts contributed by the Trust on a matching basis with contributions made by employees and on a profit-sharing basis under the PCT 401(k) Plan ($8,450 for Mr. Melzer, $8,190 for Mr. Bonn, $2,591 for Mr. Monkouski, $4,386 for Mr. Sucoff, and $4,779 for Ms. Devereux), and (ii) premiums paid by the Trust for term life insurance policies (in the aggregate face amount of $50,000 for each executive officer) ($232 for each of Messrs. Melzer, Bonn, and Monkouski, Sucoff, and Ms. Devereux).

(8) During fiscal 1996, Mr. Monkouski's annual salary was $120,000. He terminated his employment in October 1995 and received $90,479 in fiscal 1996, representing his salary through his date of termination and severance payments.


INCENTIVE COMPENSATION AGREEMENT

The   following   sets  forth  certain  information  concerning  the  incentive compensation arrangement with Robert M. Melzer.


                        LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR (1)

                                                                                 Estimated Future Payouts under Non-Stock
                                                                                           PRICE-BASED PLANS
                                                                           ----------------------------------------------------
        NAME           Number of Shares, Units    Performance or Other         THRESHOLD           TARGET              MAXIMUM
                           OR OTHER RIGHTS     Period UNTIL MATURATION OR
                                                         PAYOUT
Robert M. Melzer            250,000            See (1)                                            N/A


(1) As of August 25, 1995, the Trust entered into an Incentive Compensation Agreement (the "Incentive Compensation Agreement") with Mr. Melzer. Under the Incentive Compensation Agreement, Mr. Melzer will receive cash compensation equal to the amount he would have realized if he had purchased on May 24, 1995 (the date of the adoption by the Trustees of the 1995 Business Plan (as defined below)), 250,000 Common Shares of the Trust (the "Phantom Shares") at $6.75 per share, the market price of a Common Share on May 24, 1995, with the proceeds of a loan made to him by the Trust bearing interest at the rate of 10% per annum, compounding monthly (the "Phantom Loan"). Each dividend or other distribution paid on each Common Share subsequent to May 24, 1995 is deemed to have been simultaneously paid on the Phantom Shares, with such deemed dividends and other distributions being applied first to pay the interest on and principal of the Phantom Loan. Once the Phantom Loan has been discharged, Mr. Melzer is to be paid in cash an amount equal to all such deemed dividends and other distributions. Upon termination of Mr. Melzer's employment with the Trust, whether such termination results from Mr. Melzer's discharge by the Trust, his election to leave the Trust, death, disability or the termination of the Trust, the Trust will pay to Mr. Melzer an amount in cash equal to the excess of the market value of the Phantom Shares (which is equivalent to the then market value of a like amount of Common Shares) over the amount, if any, then due on the Phantom Loan. Mr. Melzer will not be entitled to any such payment if he voluntarily terminates his employment with the Trust and fails to give the Trust the requisite notice under his Termination Agreement or if the Trust terminates Mr. Melzer's employment for cause (as defined in Mr. Melzer's Termination Agreement). If the Trust merges or consolidates into or with another entity and the Trust is not the survivor of such merger or consolidation, then the surviving entity will be required to pay to Mr. Melzer an amount equal to the excess of the value of 250,000 Common Shares of the Trust in connection with such merger or consolidation over the amount then due on the Phantom Loan. As of July 31, 1996, the outstanding principal of the Phantom Loan, together with unpaid interest thereon, was $1,053,687, and the market value of the Phantom Shares was $1,968,750.

STOCK OPTION GRANTS

          During fiscal 1996 there were no stock  option  grants  to  the
executive  officers.   The Trust does not grant stock appreciation rights
("SARs") of any kind.


OPTION EXERCISES/VALUE OF UNEXERCISED OPTIONS

          The following table sets forth certain information concerning unexercised options to purchase Common Shares of the Trust held at the end of fiscal 1996 by the named executive officers. No named executive officers have any SARs.


                        Aggregated Option/Exercises in Last Fiscal Year and
                                  FISCAL YEAR END OPTION VALUES

                                                                 Number of Common Shares
                                                                 Underlying Unexercised             Value of Unexercised
                             Shares                                 Options at Fiscal               in-the-money Options
                            Acquired on           Value               YEAR-END (#)                 AT JULY 31, 1996(1)($)
      NAME                 EXERCISES (#)        REALIZED        EXERCISABLE UNEXERCISABLE         EXERCISABLE UNEXERCISABLE
Robert M. Melzer                0                $0              17,000            43,000         $27,250         $ 71,500
William A. Bonn                 0                $0               7,500            17,500         $11,875         $ 28,750
John J. Monkouski               0                $0                 0                   0         $     0         $      0
Michael I. Sucoff               0                $0                 0              12,500         $     0         $ 19,750
Robin W. Devereux               0                $0               6,000            14,000         $ 9,500         $ 23,000

  _______________

(1) Based upon the closing sale price of the Common Shares on July 31, 1996 ($7.875) on the AMEX minus the option exercise price ($6.125 and $6.375) of in-the-money stock options. The strike prices on the options were reduced by $2.65 per share on August 23, 1996 pursuant to the terms of the stock option agreements, and the value of unexercised in-the-money options increased accordingly.


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

          The Trust is a party to Termination Agreements (the "Termination Agreements") with Messrs. Melzer and Bonn (the "Executives"), which Termination Agreements expire on October 19, 2000 and July 31, 2000, respectively. During the term of the Termination Agreements, upon the occurrence of a "change of control" of the Trust, the Executives would be entitled to a payment from the Trust equal to 150% (in the case of Mr. Melzer) or 100% (in the case of Mr. Bonn) of such Executive's annual base salary at the date of such change of control if during the six months following such change of control the Executive elects to terminate his employment. Beginning October 19, 1997, the amount payable to Mr. Melzer following such termination will be reduced, pursuant to his Termination Agreement, to 100% of his annual base salary at the date of such change of control.

          The Termination Agreements also provide for the Trust to make certain payments to each Executive equal to a percentage (150% for Mr. Melzer or 100% for Mr. Bonn) of annual base salary on the date of termination or resignation if such executive is terminated by the Trust other than for "cause" or if the Executive resigns for "good reason." Beginning October 19, 1997, the amount payable to Mr. Melzer will be reduced, pursuant to his Termination Agreement, to 100% of his annual base salary at the date of such termination or resignation. The Termination Agreements provide that termination for "cause" may occur if
(i) the Executive engages in fraud, misappropriation, embezzlement or any other conduct that either results in his conviction for a felony under the laws of the United States or any State or is designed to result, directly or indirectly, in improper gain or personal enrichment of the Executive at the expense of the Trust, or any of its affiliates, or
(ii) in the reasonable opinion of the Trustees, the Executive has wilfully failed to perform material duties of his office and such failure is not cured within a cure period. The Termination Agreements provide that the Executive may resign for "good reason" if (i) the Executive is removed from his current position with the Trust (other than if he is terminated for cause or receives an equivalent or more senior position with the Trust), (ii) the Executive is assigned duties materially inconsistent with his position, responsibilities, reporting requirements and status or the Trust takes any action which results in a material diminution of his position, authority, duties, responsibilities, reporting requirements or status, subject in each case to a cure right,
(iii) the Executive's annual base salary is reduced or (iv) the Trust relocates its current headquarters outside the greater metropolitan Boston area. The Termination Agreements also require that each Executive provide the Trust with at least six months' written notice prior to a voluntary cessation of employment with the Trust that does not qualify for payment of a termination fee.

          A "change of control" as defined in the Termination Agreements will have occurred if (i) after the effective date of the Termination Agreements, any person (as such term is used in the Exchange Act) becomes a beneficial owner directly or indirectly of securities representing 25% or more of the combined voting power of the then outstanding voting securities of the Trust or (ii) a merger or consolidation, a sale of all or substantially all of the assets of the Trust or a contested election of Trustees, or any combination of the foregoing, occurs and within two years after the occurrence of any of the foregoing, the individuals who are Trustees (excluding any employee of the Trust) immediately prior thereto shall cease to constitute a majority of the Board of Trustees of the Trust or the Board of Trustees or Directors of the Trust's successor.

          Neither  executive  is  entitled  to  any  payment   under  his
Termination Agreement if he voluntarily leaves the employ of the Trust (other than for good reason or within six months after a change of control) or if his employment terminates by reason of his death or disability.

BOARD OF TRUSTEE INTERLOCKS AND INSIDER PARTICIPATION

          During fiscal 1996 the Trust's Compensation Committee was composed of three Outside Trustees and made compensation decisions regarding the executive officers of the Trust subject, in the case of Robert M. Melzer, President, Chief Executive Officer and Chief Financial Officer of the Trust, to ratification by the full Board of Trustees. Although Mr. Melzer is a member of the Board of Trustees, he does not participate in the Board's discussions regarding his compensation. John A. Cervieri Jr. is the former Managing Trustee and Chief Executive Officer of the Trust. Mr. Cervieri currently serves as the Managing Trustee of the Trust and does participate in the Board's discussions regarding Mr. Melzer's compensation. In addition, Messrs. Melzer and Cervieri are principals of PCA Institutional Advisors ("PCAIA"), an affiliate of the Trust's former investment advisor which has entered into an agreement with the Trust described below. See "Certain Relationships and Related Transactions." Finally, Mr. Leinhardt is affiliated with an entity which received payments from the Trust in fiscal 1996 which are described below. See "Certain Relationships and Related Transactions." Mr. Leinhardt participated in the Board's compensation discussions concerning Mr. Melzer during fiscal 1996.

COMPENSATION COMMITTEE'S REPORT ON COMPENSATION

          The Trust had a standing Compensation Committee during fiscal 1996 and, accordingly, decisions regarding the compensation of the executive officers were made by the Compensation Committee subject, in the case of Robert M. Melzer, President, Chief Executive Officer and Chief Financial Officer of the Trust, to ratification by the full Board of Trustees. Mr. Melzer did not participate in discussions regarding his own compensation.

          During fiscal 1996, the compensation of an executive officer of the Trust included cash compensation consisting of base salary plus bonuses (if any), and participation in certain benefit plans generally available to employees of the Trust such as the Trust's 401(k) plan and health insurance. The Compensation Committee fixed the annual salary of, and awarded cash bonuses to, the executive officers of the Trust subject, in the case of the salary of Robert M. Melzer, President, Chief Executive Officer and Chief Financial Officer of the Trust, to ratification by the full Board of Trustees (excluding Mr. Melzer).

          Executive officers of the Trust also are eligible to participate in the 1992 Employee Stock Option Plan. During fiscal 1996, the Compensation Committee did not award stock options to any of the executive officers. In order to motivate the

Trust's executive officers to remain with the Trust during the implementation of the new business plan for the Trust (the
"1995 Business Plan"), the terms of all outstanding options were amended by the Compensation Committee to provide for automatic vesting upon (a) termination of an executive's employment with the Trust where such termination results from the contraction of the Trust or (b) when the exercise price of such options falls below $2.00. Subsequent to the end of fiscal 1996, the Compensation Committee amended the terms of the outstanding options to substitute in lieu of the vesting trigger referred to in clause (b) above, the declaration of a dividend by the Trustees which when distributed would reduce, in the opinion of the Compensation Committee, the exercise price of such options to no more than $2.00.

          In establishing officers' salaries and bonuses for the 1996 fiscal year, the Compensation Committee examined both the base salaries and bonuses such persons were being paid by the Trust and the compensation paid to officers by public companies with market capitalizations similar to the Trust, primarily other publicly-traded real estate investment trusts. In addition, the Compensation Committee generally seeks to link the compensation paid to the executive officers of the Trust to the performance of the Trust and, for certain executive officers, the performance of Trust investments for which they have responsibility. Specifically, the indicators of corporate performance which the Committee relied upon in making such decisions were the achievement of Trust and individual investment projections and budgets, success in leasing owned properties, consummation of targeted dispositions of Trust investments as well as the consideration received by the Trust from the purchasers in connection with such dispositions and the individual efforts and accomplishments of each executive officer in achieving such objectives. The Compensation Committee also took account of the fact that under the 1995 Business Plan the Trust would go out of business, and based its salary and bonus determinations on the need to encourage the executive officers to remain with the Trust as its business is wound down.

          With regard to Mr. Melzer, the Compensation Committee made the determination during fiscal 1995 that if the Trust's Business Plan was to be successfully implemented, it was essential that the Trust retain Mr. Melzer's services until all of the Trust's assets have been disposed of. The Compensation Committee also determined that because the implementation of the Trust's Business Plan will result in the termination of the Trust, a meaningful incentive should be offered to Mr. Melzer to help secure his continuing services. It was for this reason that the Compensation Committee recommended, and the Trustees (Mr. Melzer not voting) approved, the Incentive Compensation Agreement for Mr. Melzer. This incentive compensation rewards Mr. Melzer in direct proportion to the amount distributed to the Trust's shareholders in implementation of the Business Plan.

          With  Mr.  Melzer's   incentive   compensation  in  place,  the
Compensation Committee has deemed it appropriate to limit Mr. Melzer's salary increase and bonus.

As a result, for fiscal 1996 Mr. Melzer was awarded a salary increase designed merely to keep pace with the rate of inflation and he was not awarded a bonus.

          By the Fiscal 1996 Compensation Committee:

          Walter M. Cabot
          Edward H. Linde
          Glenn P. Strehle


PERFORMANCE GRAPHS

          The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Trust's Common Shares against the cumulative total return of the AMEX Market Index and the National Association of Real Estate Investment Trust Total Return Index for Hybrid REITS (the "Hybrid Index") for the period of five years commencing August 1, 1991 and ended on the last day of the Trust's last completed fiscal year, July 31, 1996. The graph assumes an investment of $100 on August 1, 1991, a reinvestment of dividends and actual increase or decrease of the market value of the Trust's Common Shares relative to an initial investment of $100. The Trustees believe that the Hybrid Index is the most relevant index of a peer group for the Trust because the Trust's portfolio consists of wholly-owned properties, structured investments and mortgages.

[Performance Graph filed with Securities and Exchange Commission under Form SE]

                                AMEX Market          NAREIT
      DATE           PCT           INDEX          HYBRID INDEX

     7/31/91        100.00         100.00            100.00
     7/31/92         91.83         105.59            106.51
     7/31/93        115.27         118.66            111.77
     7/31/94        128.78         118.85            107.85
     7/31/95        182.35         142.08            121.83
     7/31/96        254.34         146.49            172.68

          The following line graph utilizes the same indices as those utilized in the graph shown above, except that the graph set forth below shows such information for the period August 1, 1992 through July 31,
1996.   The  graph is included in order to
demonstrate the performance of the Trust following a transition on August 1, 1992 from being advised by an outside advisor to being managed by its own officers and employees.
[Performance Graph filed with Securities and Exchange Commission under Form SE]

                                   AMEX Market      NAREIT
      DATE           PCT           INDEX          HYBRID INDEX

     7/31/92        100.00         100.00          100.00

     7/31/93        125.53         112.38          130.61

     7/31/94        140.24         112.56          130.68

     7/31/95        198.56         134.56          143.62

     7/31/96        276.96         138.74          184.00


          The Trust believes the information provided in the above two performance graphs has only limited relevance to an understanding of the Trust's compensation policies during the indicated period as the Trust believes that the graphs do not reflect all matters appropriately considered by the Trust in developing its compensation strategy.


       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In connection with the internalization of the Trust's management, the Trust and PCAIA (of which Messrs. Cervieri and Melzer, and two former officers of the Trust, and members of their families are principals), reached an agreement pursuant to which the Trust, effective as of August 1, 1992, assumed day-to-day responsibility for rendering services under advisory agreements (the "Advisory Agreements") between PCAIA and four investment partnerships (Property Capital Midwest Associates, L.P., PCA Southwest Associates Limited Partnership, PCA Canyon View Associates Limited Partnership and PCA Crossroads Associates, Ltd.) in which the Trust is or was a general partner (referred to collectively as the "Subject Partnerships") and an advisory agreement with respect to a loan participation in which the Trust served as the lead lender (referred to as the "Lisle Participation").

          In return for the Trust's taking over from PCAIA the management services for the Subject Partnerships and the Lisle Participation, the Trust receives annually the first $150,000 (which amount generally corresponded to the additional expenses incurred by the Trust in the performance of such tasks) payable pursuant to the Advisory Agreements
plus  50%  of  additional  amounts   payable  pursuant  to  the

Advisory Agreements; the Trust's share of such additional amounts aggregated $235,041 in fiscal 1996. PCAIA received the remaining 50% of such payments in excess of $150,000. Excluded from the foregoing arrangement is the termination fee pursuant to the PCA Crossroads Associates, Ltd. ("Crossroads") advisory agreement.
In October 1995, Crossroads sold its investment and a termination fee of $1,214,636 was paid by Crossroads to PCAIA. The net gain on sale to Crossroads after payment of the fee was $14,000,000. The Trust was a 25% general partner in Crossroads.

          Commencing on August 1, 1997, the Trust may terminate the foregoing sharing arrangement and thereby receive 100% of all payments under the Advisory Agreements by paying PCAIA an amount (the "Buy-Out Amount") equal to three times the average of the annual payments received by PCAIA under such sharing arrangement during the two prior fiscal years (subject to certain reductions), calculated, however, without reference to payments attributable to properties sold or otherwise disposed of during such fiscal years. The Trust does not expect that it will terminate the foregoing arrangements by paying the Buy-Out Amount.

          During fiscal 1996, the Trust paid legal fees in the amount of $327,523 (exclusive of additional amounts, if any, paid by the Trust's lessees and borrowers) with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, of which Walter F. Leinhardt, Secretary and Trustee of the Trust, is a partner.


                                  II.

         RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

          At the Annual Meeting, shareholders will vote on the ratification of the appointment of Ernst & Young LLP as the Trust's independent auditors for fiscal 1997. Ernst & Young LLP (or its predecessor) has served as the Trust's independent auditors since the Trust's inception in 1969. Ernst & Young LLP has no financial interest in the Trust and has not had any connection with the Trust in the capacity of promoter, underwriter, trustee, director, officer or employee.

          If the shareholders do not approve the appointment of Ernst & Young LLP, the Trustees will give consideration to the appointment of another independent auditor at the earliest practicable date. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer any shareholder questions. The representative will be given the opportunity to make a statement if he or she desires to do so.

          The Audit Committee of the Trust and the Trustees recommend that the shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

              ANNUAL REPORT; INCORPORATION BY REFERENCE

          The  1996  Form  10-K   (which  contains  the  Trust's  audited
consolidated financial statements) is being mailed to shareholders together with this Proxy Statement and is incorporated herein by reference. To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Trust under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee's Report on Compensation" and "Performance Graphs" shall not be deemed to be so incorporated unless specifically otherwise provided for in any such filing.


             SUBMISSION OF PROPOSALS FOR 1997 ANNUAL MEETING

          The 1997 Annual Meeting of Shareholders is scheduled to be held on November 21, 1997. In order to be considered for inclusion in the proxy material for that meeting, shareholder proposals must be received at the Trust's offices not later than August 19, 1997.


                              By Order of the Trustees,


                              WALTER F. LEINHARDT,
                              Secretary

Boston, Massachusetts
November 14, 1996